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                                EXHIBIT 10.5

                             EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT (the "Agreement") is entered into this 14th day of August, 1997, between CHEESECAKE CORPORATION OF AMERICA (the "Company") and MICHAEL A. NAHKUNST (the "Employee").

     WHEREAS, the Board of Directors of the Company (the "Board") has approved and authorized the entry into this Agreement with the Employee; and

     WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions for the employment relationship to the Employee with the Company.

     NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein contained and intending to be legally bound hereby, the Company and the Employee hereby agree as follows:

     1. EMPLOYMENT. The Employee is employed as an Executive Vice President and Chief Operating Officer of the Company from the Date of this Agreement until such employment is terminated in accordance with Section 9. The Employee shall have such duties and responsibilities as may be designated to him by the Board from time to time. Employee shall report directly to the Chief Executive Officer of the Company. Employee shall devote substantially all his time, attention and energies to the business and affairs of the Company and its subsidiaries. The Company acknowledges that Employee may continue his current activities with the entities listed on Schedule A.

     2. SALARY. Subject to the further provisions of this Agreement, the Company shall pay the Employee a salary at an annual rate of $250,000, with such salary to be increased at such times, if any, and in such amounts as determined by the Board ("Base Salary"). Such salary shall be payable by the Company to the Employee in substantially equal installments not less frequently than bi-weekly. Participation in deferred compensation, discretionary bonus, retirement, stock option and other employee benefit plans and in fringe benefits shall not reduce the salary payable to the Employee under this
Section 2. The Employee shall receive a signing bonus on the date hereof in the net amount of $25,000 after all federal and state income tax and FICA.

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     3.   PARTICIPATION IN BONUS, RETIREMENT AND EMPLOYEE BENEFIT PLANS.

          3.1 The Employee shall be entitled to participate equitably with other officers to the extent of his position, tenure and salary in any plan of the Company relating to options, bonuses, stock purchases, pension, thrift, profit sharing, life insurance, disability insurance, medical coverage, education, severance or so called "golden parachute" payments, or other retirement or employee benefits that the Company has adopted or may adopt for the benefit of its officers.

          3.2 In addition to the foregoing, the Employee shall receive on the date hereof options under the Company's 1992 Employee Performance Stock Option Plan ("1992 Plan") to purchase 100,000 shares of the Company's Common Stock ("Initial Options") which options shall vest 20% per year on the first anniversary of the date of grant and each anniversary thereafter, provided the Company's earnings performance for the year ended immediately prior to the year in which the vesting date occurs, meets or exceeds the average earnings performance of all full-menu table service restaurants reported in the Wertheim Index or an equivalent index selected by the Board's Compensation Committee ("Performance Standards"). The exercise price shall be equal to $24.12 which is the "Fair Market Value" as defined in the 1992 Plan as of the date of this Agreement.

          3.3 For each of next three fiscal years beginning after the end of the 1997 fiscal year, the Employee will be granted on the first business day of each applicable fiscal year a minimum of 15,000 options under the 1992 Plan to purchase the Company's Common Stock subject to a five year vesting schedule and other terms of the 1992 Plan.

          3.4 At such time that the Company's stockholders approve an increase in the number of shares available under the 1992 Plan or approve the implementation of a comparable stock option plan for employees, Employee will receive a minimum of an additional 55,000 options to purchase the Company's Common Stock subject to a three year vesting schedule and the other terms of the 1992 Plan, (or other like similar plan that may be approved). In such event that the 1992 Plan or similar plan is not approved by stockholders on or before November 1, 2000, the Company agrees on such date to issue separately to Employee 55,000 options to purchase the Company's Common Stock, subject to a three year vesting schedule with an exercise price equal to the "Fair Market Value" as such term is defined in the 1992 Plan.

          3.5 Employee and his dependents shall be entitled to participate in either the Company-paid indemnity/IPPO health insurance program through NYL Care, or the Company-paid HMO health insurance program through CareAmerica. Participation shall be effective 30 days from the date hereof. The Company shall provide COBRA reimbursement to Employee for the 30 days prior to Employee's and his dependent's participation in a Company-paid health insurance program. In addition, Employee shall have the right to participate in any other plan or benefit offered by the Company for similar situated employees.

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          3.6  The Employee shall be eligible for participation in the
Company's Performance Incentive Plan (the "Incentive Plan"). At the end of the 1998 fiscal year the Employee shall be entitled to the greater of (i) the award under the Incentive Plan for such fiscal year, or (ii) $50,000.

     4. AUTOMOBILE. The Company shall provide the Employee, at his option, a non-accountable car allowance of $1000 per month, or participation in the Company's car leasing plan.

     5.   RELOCATION BENEFITS.

          (a) The Company shall reimburse the Employee for documented expenses incurred in connection with the full-pack and transportation of Employee's and his families' personal effects from the Employee's current residence in Texas.

          (b) The Company shall provide the Employee an allowance sufficient for up to three months rent from the date hereof for furnished temporary living quarters.

          (c) The Company shall reimburse the Employee for reasonable usual and customary closing costs incurred in connection with the purchase of a new principal residence in Southern California.

          (d) The Company shall reimburse Employee for the costs of roundtrip airline tickets for two (2) trips from Texas to Southern California for Employee's spouse.

     6. VACATION. The Employee shall be entitled to three (3) weeks annual paid vacation in accordance with the Company's general administrative policy, in addition to holidays and other paid time off provided generally to officers of the Company.

     7. BUSINESS EXPENSES. During such time as the Employee is rendering services hereunder, the Employee shall be entitled to incur and be reimbursed for all reasonable business expenses, including but not limited to mobile telephone charges. The Company agrees that it will reimburse the Employee for all such expenses upon the presentation by the Employee, from time to time, of an itemized account of such expenditures setting forth the date, the purposes for which incurred, and the amounts thereof, together with such receipts showing payments in conformity with the Company's established policies. Reimbursement shall be made within a reasonable period not to exceed thirty days after the Employee's submission of an itemized account.

     8. INDEMNITY. The Company shall indemnify and hold the Employee harmless from any cost, expense or liability arising out of or relating to any acts or decisions made by the Employee on behalf of or in the course of performing services for the Company to the same extent the Company indemnifies and holds harmless other officers and directors of the Company and in accordance with the Company's established policies. The Company agrees to maintain Directors and Officers Liability Insurance if such insurance shall be available at

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rates and on terms reasonably acceptable to the Board.

     9.   TERMINATION.

          (a) DEATH. This Agreement shall terminate upon the Employee's death. Employee's estate shall be entitled to any unpaid pro rata salary earned prior to such death, any amounts due Employee pursuant to the second sentence of Section 3.6, or a lump sum payment of the pro rata portion of Employee's Incentive Plan award for the fiscal year, if any, when paid to all other participants, and all benefits and rights provided under any applicable stock option plan. Upon the Employee's death, 40% of the Initial Options shall immediately vest if death occurs within two years from the date of this Agreement and 100% of the Initial Options shall immediately vest if death occurs more than two years from the date of this Agreement.

          (b) DISABILITY. If, as a result of the Employee's incapacity due to physical or mental illness, he shall have been absent from the full-time performance of substantially all of his material duties with the Company for 90 consecutive days or 180 days within any 12-month period, his employment may be terminated by the Company for "Disability." Termination shall occur 30 days after a notice of a written termination is delivered to Employee by the Company. Employee shall be entitled to any unpaid pro rata salary earned prior to such "Disability" and a lump sum payment of the pro rata portion of Employee's Incentive Plan award for the fiscal year, if any, when paid to all other participants, and all benefits and rights provided under any applicable stock option plan and disability plan. The Company will pay Employee's COBRA payments for the maximum term for Employee and his dependents. Upon termination for Disability, 40% of the Initial Options shall immediately vest if termination occurs within two years of the date of this Agreement and 100% of the Initial Options shall immediately vest if termination occurs more than two years from the date of this Agreement.

          (c) CAUSE. Subject to the notice provisions set forth below, the Company may terminate the Employee's employment for "Cause" at any time. "Cause" shall mean termination upon: (1) the willful failure by the Employee to substantially perform his duties with the Company for a reasonable period of time (other than any such failure resulting from his incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to him by the Board, which demand specifically identifies the manner in which the Board believes that he has not substantially performed his duties;
(2) the Employee's willful misconduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; or (3) the Employee's commission of such acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude as would prevent the effective performance of his duties. For purposes of this subsection (c), no act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by him not in good faith and without the reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of a majority of the members

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of the Board at a meeting of such members finding that he has engaged in the conduct set forth above in this subsection (c) and specifying the particulars thereof in detail. Employee shall be entitled to any unpaid pro rata salary earned prior to termination under this paragraph (c).

          (d) WITHOUT CAUSE. This Agreement and the Employee may be terminated for any reason without cause by the Company at any time. In such case, the Employee shall be entitled to (i) any unpaid pro rata salary earned up to the date of termination, (ii) a lump-sum payment in an amount equal to one-half of one year's Base Salary then in effect (but in no event less than $125,000), (iii) a lump-sum payment of the pro rata portion of Employee's Incentive Plan award for the fiscal year, if any, when awards are paid to all other plan participants, (iv) any amounts accrued and unpaid under any plan or benefit of which Employee is a participant, (v) the immediate vesting of forty percent (40%) of any options granted to Employee pursuant to Sections 3.2, 3.3 and 3.4 if termination occurs within two (2) years from the date hereof and
(vi) the vesting of one hundred percent (100%) of any options granted to Employee pursuant to Sections 3.2, 3.3 and 3.4 if termination occurs after two
(2) years from the date hereof.

          (e) BY EMPLOYEE. Employee may terminate this Agreement upon 90 days written notice to the Company and shall be entitled to any unpaid pro rata salary earned up to the date of termination.

          (f) NOTICE AND DATE OF TERMINATION. Any termination of the Employee's employment by the Company or by the Employee shall be communicated by written Notice of Termination to the other party hereto in accordance with
Section 12. "Notice of Termination" shall mean a notice that indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of the Employee's employment under the provision so indicated. Unless otherwise provided Employee's employment is terminated upon the date set forth in the Notice of Termination. For purposes of this Agreement, the term of this Agreement shall end on the effective date of Employee's termination as provided in the foregoing notice or, if no effective date is provided, the date such notice is received by Employee.

     10.  ASSIGNMENT.

          (a) This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto, except that this Agreement shall be binding upon and inure to the benefit of any successor corporation to the Company.

          (b) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform as if

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no such succession had taken place.  As used in this Agreement, "Company"
shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes this Agreement by operation of law, or otherwise.

          (c) This Agreement shall inure to the benefit of and be enforceable by the Employee and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amount would still be payable to him hereunder had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to his estate.

     11.  CONFIDENTIAL INFORMATION.

          (a) During the term of this Agreement and thereafter, the Employee shall not, except as may be required to perform his duties hereunder or as required by applicable law, disclose to others for use, whether directly or indirectly, any Confidential Information regarding the Company. "Confidential Information" shall mean information about the Company, its subsidiaries and affiliates, and their respective clients and customers that is not available to the general public and that was learned by the Employee in the course of his employment by the Company, including (without limitation) any data, formulae, information, proprietary knowledge, trade secrets and client and customer lists and all papers, resumes, records and the documents containing such Confidential Information. The Employee acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. Upon the termination of his employment, the Employee will promptly deliver to the Company all documents (and all copies thereof) containing any Confidential Information.

          (b) NONCOMPETITION. Except as otherwise provided herein, the Employee agrees that during the term of this Agreement he will not, directly or indirectly, without the prior written consent of the Company, provide consulting service with or without pay, own, manage, operate, join, control, participate in, or be connected as a stockholder, partner, or otherwise with any business, individual, partner, firm, corporation, or other entity which is then in competition with the Company or any present affiliate of the Company; provided, however, that the "beneficial ownership" by the Employee, either individually or as a member of a "group," as such terms are used in Rule 13d of the General Rules and Regulations under the Securities Exchange Act of 1934 ("Exchange Act"), of not more than 1% of the voting stock of any corporation shall not be a violation of this Agreement. It is further expressly agreed that the Company will or would suffer irreparable injury if the Employee were to compete with the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and the Employee further consents and stipulates to the entry of such injunctive relief in such a court prohibiting the Employee from competing with the Company or any subsidiary or affiliate of the Company in violation of this Agreement. Employee shall be permitted to own the greater of 1% of the

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voting shares or 140,000 shares of Common Stock of Total Entertainment and maintain his positions and current duties with the entities listed on Schedule A.

          (c) RIGHT TO COMPANY MATERIALS. The Employee agrees that all styles, designs, recipes, lists, materials, books, files, reports, correspondence, records, and other documents ("Company Material") used, prepared, or made available to the Employee, shall be and shall remain the property of the Company. Upon the termination of his employment or the expiration of this Agreement, all Company Materials shall be returned immediately to the Company, and Employee shall not make or retain any copies thereof.

          (d) ANTISOLICITATION. The Employee promises and agrees that during the term of this Agreement, and for a period of two years thereafter, he will not influence or attempt to influence employees, customers, franchisees, landlords, or suppliers of the Company or any of its present or future subsidiaries or affiliates, either directly or indirectly, to divert their employment or business to or with any individual, partnership, firm, corporation or other entity then in competition with the business of the Company, or any subsidiary or affiliate of the Company.

     12. NOTICE. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other addresses as either party may have furnished to the other in writing in accordance herewith, except that notice of a change of address shall be effective only upon actual receipt:

        Company:            The Cheesecake Factory Incorporated
                            26950 Agoura Road
                            Calabasas Hills, California  91301

        with a copy to:     the Secretary of the Company;

        Employee:           Michael A. Nahkunst
                            4500 Arcady Avenue
                            Dallas, Texas  75205


     13. AMENDMENTS OR ADDITIONS. No amendment or additions to this Agreement shall be binding unless in writing and signed by both parties hereto.

     14. SECTION HEADINGS. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

     15. SEVERABILITY. The provisions of this Agreement shall be deemed severable

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and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     16. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which together will constitute one and the same instrument.

     17. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Los Angeles, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Employee shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     18. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its conflicts of law principles. All references to sections of the Exchange Act shall be deemed also to refer to any successor provisions to such sections.

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     Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. Sections 11 and 17 shall survive the expiration of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement on the date first indicated above.

                                            CHEESECAKE CORPORATION OF AMERICA


                                             By:
                                                ------------------------------
                                                 DAVID OVERTON
                                                 Chief Executive Officer


                                             EMPLOYEE:


                                             ---------------------------------
                                             MICHAEL A. NAHKUNST


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